UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No,    )

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ACCESS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214)  905-5100

April 21, 2008

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Access Pharmaceuticals, Inc. (the “Company”) to be held on Wednesday, May 21, 2008 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022, (212) 705-7000.

The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Meeting. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.  IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON. YOU MAY ALSO REVOKE THE PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING IN PERSON AT THE MEETING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE MEETING.

Sincerely,

                                         /s/ Jeffrey B. Davis

Jeffrey B. Davis
Chief Executive Officer

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214)  905-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 21, 2008

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the “Meeting”) of Access Pharmaceuticals, Inc. (the “Company”) will be held at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022, on Wednesday, May 21, 2008, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class 1 Directors to hold office for a term of three years and until their successors are elected and qualified.

2.	To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to make certain changes to the terms of the Company’s outstanding Series of Preferred Stock.

3.	To consider and act upon a proposal to amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

4.	To consider and act upon a proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

5.	To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on March 28, 2008, the record date for the Meeting (the “Record Date”) are entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated April 21, 2008. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice. Our Annual Report for the fiscal year ended December 31, 2007 accompanies the Proxy Statement.

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such proxy. American Stock Transfer & Trust Company's fax number is (718) 234-2287.

By Order of the Board of Directors,

                                    /s/ Jeffrey B. Davis

Jeffrey B. Davis
Chief Executive Officer
Dallas, Texas
April 21, 2008

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214)  905-5100
__________________

PROXY STATEMENT
__________________

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2008

This Proxy Statement is furnished by Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to holders of its common stock, par value $.01 per share (the “Common Stock”), and to holders of its preferred stock, par value $.01 per share (the “Preferred Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on Wednesday, May 21, 2008 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022. This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock and Preferred Stock on or about April 24, 2008. Our mailing address and the location of our principal executive offices are at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207. Our telephone number is (214) 905-5100.

A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals in a proxy submitted by or on behalf of a Company stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Meeting.

At the close of business on March 28, 2008, the record date for the Meeting, the number of our issued and outstanding shares of Common Stock entitled to vote was 5,623,781. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. In addition, as of March 28, 2008, 3,227.3617 shares of our Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") were issued and outstanding. The Series A Preferred Stock is convertible into shares of common stock and votes together with the common stock on an as-if-converted to common stock basis. Unless a holder of Series A Preferred Stock elects otherwise, its ability to convert its Series A Preferred Stock into common stock or to vote on an as-if-converted to common stock basis is restricted to the extent that such conversion would result in the holder owning more than 4.99% of our issued and outstanding common stock or voting together with the common stock on an as-if-converted to common stock basis in respect of more than 4.99% of our issued and outstanding common stock. Eight holders of our Series A Preferred Stock have elected not to be governed by these restrictions, although we have entered into an agreement with one such holder whereby that holder's ability to convert or vote its shares of Series A Preferred Stock will not be subject to a beneficial ownership cap of 4.99%. Consequently, giving effect to the beneficial ownership cap restrictions, the Series A Preferred Stock issued and outstanding as of March 28, 2008 is convertible into 11,666,195 shares of common stock and the holders of the Series A Preferred Stock vote on an as-converted basis with the holders of our common stock. The Company has no other voting securities.

A complete list of Company stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting at our principal executive offices, during normal business hours, at least ten days prior to the Meeting. Our Bylaws require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees have discretionary voting power with respect to all of the proposals described in this Proxy Statement except for Proposal 2 and therefore broker non-votes will exist only for this proposal.

Stockholders have the right to vote cumulatively for the election of Directors. This means that in voting at the Meeting, each Stockholder, or his proxy, may multiply the number of his shares by two (the number of directors to be elected) and then vote the resulting total number of shares for a single nominee, or distribute such votes on the ballot among the two nominees desired. The proxies submitted to the Board in response to this solicitation may, at the discretion of the proxy holder, cumulate the votes of the shares the proxies represent. However, the Board requires any stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting or if voting by proxy given to someone other than those designated by the Board in the solicitation to so indicate on said proxy.

For Proposal 1, directors will be elected by a plurality of shares present in person or represented by proxy at the Meeting, which means that the two individuals receiving the highest number of “For” votes will be elected directors. Abstentions will have no effect on the voting results of Proposal 1. Proposals 2 will be approved upon the affirmative vote of a majority of shares outstanding and voted in person or by proxy at the Meeting and entitled to vote on such proposals. For the purposes of Proposal 2, abstentions and broker non-votes will have the effect of a vote against such proposal. Proposals 3 and 4 will be approved upon the affirmative vote of a majority of shares present in person or by proxy at the Meeting and entitled to vote on such proposals. Abstentions will have the effect of a vote against such proposals. Broker non-votes will have no effect on the vote for Proposal 3.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and our Annual Report for the fiscal year ended December 31, 2007 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. We expect to solicit proxies primarily by mail, but Company directors, officers and employees may also solicit in person, by telephone, email or by fax.

The Board does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This Proxy Statement should be read in conjunction with our Annual Report for the fiscal year ended December 31, 2007, including the financial statements and management's discussion and analysis of financial condition and results of operations contained therein.

Corporate Governance Matters

Corporate Governance Practices and Board Independence

The Board has adopted a number of corporate governance documents, including charters for its Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company's website at www.accesspharma.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 2600 Stemmons Freeway, Suite 176, Dallas, Texas, 75207.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Access Pharmaceuticals, Inc., Board of Directors, c/o Chief Executive Officer, 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207. Stockholders also may send communications via email to akc@accesspharma.com with the notation “Attention: Chief Executive Officer” in the Subject field. All communications will be reviewed by the Chief Executive Officer of the Company, who will determine whether such communications are relevant and/or for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Attendance of Directors at Annual Stockholder Meetings

With the exception of David P. Luci, all of the directors then currently serving as directors attended the 2007 annual stockholder meeting. Although the Company currently does not require directors to attend annual stockholder meetings, it does encourage directors to do so and welcomes their attendance. The Company generally schedules a Board meeting in conjunction with the Meeting and plans to continue to do so in the future. The Company expects that directors will attend annual stockholder meetings absent a valid reason.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate's election.  Messrs. Davis and Alvino were each initially appointed to the Board as a result of contractual obligations of the Company.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director's performance on the Board and whether the director's reelection would be in the best interests of the Company’s stockholders and consistent with the Company's corporate governance guidelines and the Company's continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company's business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company's business. When considering candidates for director, the committee takes into account a number of factors, including the following:

•	Independence from management;
•	Age, gender and ethnic background;
•	Relevant business experience;
•	Judgment, skill and integrity;
•	Existing commitments to other businesses;
•	Potential conflicts of interest;
•	Corporate governance background;
•	Financial and accounting background;
•	Executive compensation background; and
•	Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 and include the following:

•	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
•
The class and number of shares of Company capital stock, if any, owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;
•	A description of the candidate's business and educational experience;
•	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;
•
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
•	A description of any relationship or understanding between the stockholder and the candidate;
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and
•	A statement as to whether the director is independent under applicable AMEX rules.

Director Independence

The Board has determined that each of Dr. Ahn, Mr. Alvino and Mr. Meakem are independent under applicable AMEX rules. Based on the fully-diluted Common Stock ownership of SCO Capital Partners LLC and its affiliates, the Board has determined that the Company is a “Controlled Company” under applicable AMEX rules and regulations and therefore under applicable AMEX rules and regulations, the Company would not be required to comply with certain director independence requirements.  Although the Company is not currently listed on AMEX, and is instead listed on the OTCBB, the Company has chosen to follow the AMEX rules and regulations governing director independence.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of between three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its directors at nine, with such number to be reduced to seven after the completion of and adjournment of the Meeting. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of nine members. As a result of our policy regarding Board member age limitation, Mr. Meakem will retire as director as of the date of the Meeting. In addition, Dr. Mazanet has decided not to stand for re-election.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors. Mr. Davis and Dr. Cvitkovic are Class 1 Directors with their terms set to expire upon the annual meeting of stockholders in 2008. Dr. Howell and Messrs. Luci and Rouhandeh are Class 2 Directors with their terms set to expire upon the annual meeting of stockholders in 2009. Dr. Ahn and Mr. Alvino are Class 3 Directors with their terms to expire upon the annual meeting of stockholders in 2010. Each of our officers is selected by the Board for a term of one year. There is no family relationship among any of the directors or officers.

Nominees for Term Expiring at the Meeting (Class 1 Directors)

Mr. Davis and Dr. Cvitkovic are Class 1 Directors. Mr. Davis and Dr. Cvitkovic have served as directors since March 2006 and February 2007, respectively. The terms of Mr. Davis and Dr. Cvitkovic expire at the Meeting. If elected at the Meeting, both will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2011. The terms of the other five remaining Directors will continue as indicated above.

Business and Experience of Nominees for Director

Mr. Jeffrey B. Davis became a director in March 2006. Mr. Davis became Chief Executive Officer of the Company on December 26, 2007. Previously, Mr. Davis was Chairman of the Board, member of the Executive Committee and Chairman of the Compensation Committee of the Board. Mr. Davis currently serves as President of SCO Financial Group LLC and has been employed by SCO since 1997. Previously, Mr. Davis served in senior management at a publicly traded healthcare technology company. Prior to that, Mr. Davis was an investment banker with various Deutsche Bank banking organizations, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff, and at Philips Medical Systems North America.  Mr. Davis is currently on the board of MacroChem Corporation, Uluru, Inc. and Virium Pharmaceuticals, Inc., a private biotechnology company.  Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from the Wharton School, University of Pennsylvania.

Dr. Esteban Cvitkovic became a director in February 2007 as Vice Chairman (Europe) and is also a consultant to the Company as Senior Director, Oncology Clinical Research & Development. Recently, the oncology-focused CRO, Cvitkovic & Associés Consultants (CAC), founded by Dr. Cvitkovic 11 years ago and which he developed from a small oncology consultancy to a full-service CRO, was sold to AAIPharma to become AAIOncology. Dr. Cvitkovic is currently a Senior Medical Consultant to AAIOncology. In addition, he maintains a part-time academic practice including teaching at the hospitals Beaujon and St. Louis in Paris. Dr. Cvitkovic is Scientific President of the FNAB, a foundation devoted to the furthering of personalized cancer treatments. Together with a small number of collaborators, he has recently co-founded Oncoethix, a biotech company focused on licensing and co-development of anti-cancer molecules. Dr. Cvitkovic has authored more than 200 peer-reviewed articles and 600 abstracts focused on therapeutic oncology development. His international career includes staff and academic appointments at Memorial Sloan Kettering Cancer Center (New York), Columbia Presbyterian (New York), Instituto Mario Negri (Milan), Institut Gustave Roussy (Villejuif), Hôpital Paul Brousse (Villejuif) and Hôpital St. Louis (Paris).

The nominees have consented to serve as our Directors and the Board has no reason to believe that either nominee will be unavailable for such service.

The Board recommends a vote “FOR” the proposed nominees to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. Each Director shall be elected by a plurality of the total votes cast by the holders of Common Stock and Preferred Stock, on an as-converted basis, present in person or by proxy and entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE. HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE BOARD IN THE EVENT THE NOMINEES ARE UNABLE OR UNWILLING TO SERVE.

Information With Respect to Other Directors

Directors Whose Terms Expire at the Annual Meeting in 2009 (Class 2 Directors)

Stephen B. Howell, M.D. has served as one of Access’ directors since 1996. Dr. Howell is a member of the Compensation Committee of the Board and a scientific consultant to the Company. Dr. Howell is a Professor of Medicine at the University of California, San Diego, and director of the Cancer Pharmacology Program of the UCSD Cancer Center. Dr. Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He has served on the National Research Council of the American Cancer Society and is on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc. and served as a member of its board of directors from 1989 to 1999. Dr. Howell served on the board of directors of Matrix Pharmaceuticals from 2000 to 2002. Dr. Howell received his A.B. at the University of Chicago and his M.D. from Harvard Medical School.

Mr. David P. Luci has served as one of Access’ directors since January 2007 and is also chairman of the Audit and Finance Committee and a member of the Compensation Committee. Mr. Luci is currently General Counsel and Vice President of Corporate Development of MacroChem Corporation. Mr. Luci was Executive Vice President of Bioenvision, Inc. until August 2007. He has also served as Bioenvision’s chief financial officer, general counsel and corporate secretary since July 2004, after serving as director of finance, general counsel and corporate secretary since July 2002. From September 1994 to July 2002, Mr. Luci served as a corporate associate at Paul, Hastings, Janofsky & Walker LLP (New York office). Prior to that, Mr. Luci served as a senior auditor at Ernst & Young LLP (New York office). Mr. Luci is a certified public accountant. He holds a Bachelor of Science in Business Administration with a concentration in accounting from Bucknell University and a J.D. (cum laude) from Albany Law School of Union University.

Mr. Steven H. Rouhandeh became a director and Chairman of the Board on March 4, 2008. He is a Chief Investment Officer of SCO Capital Partners, L.P., a New York based life sciences fund. Mr. Rouhandeh also is a founder of SCO Financial Group LLC, a highly successful value-oriented healthcare group with an 11-year track record in this sector (advisory, research, banking and investing). He possesses a diverse background in financial services that includes experience in asset management, corporate finance, investment banking and law. He has been active throughout recent years as an executive in venture capital and as a founder of several companies in the biotech field. His experience also includes positions as Managing Director of a private equity group at Metzler Bank, a private European investment firm and Vice President, Investment Banking at Deutsche Morgan Grenfell.  Mr. Rouhandeh was also a corporate attorney at New York City-based Cravath, Swaine & Moore. Mr. Rouhandeh holds a J.D., from Harvard Law School, Harvard University and B.A. Government, Economics, from Southern Illinois University.

Directors Whose Terms Expire at the Annual Meeting in 2010 (Class 3 Directors)

Dr. Mark J. Ahn became a director in September 2006 and is a member of the Executive Committee and the Nominating & Corporate Governance Committee. Dr. Ahn is Professor and Chair, Science & Technology Faculties of Commerce & Administration Science at Victoria University of Welling, New Zealand and has been in this position since September 2007. Dr. Ahn was President and Chief Executive Officer and a member of the board of directors of Hana Biosciences, Inc. from November 2003 to September 2007. Prior to joining Hana, from December 2001 to November 2003, he served as Vice President, Hematology and corporate officer at Genentech, Inc. where he was responsible for commercial and clinical development of the Hematology franchise. From February 1991 to February 1997 and from February 1997 to December 2001, Dr. Ahn was employed by Amgen and Bristol-Myers Squibb Company, respectively, holding a series of positions of increasing responsibility in strategy, general management, sales & marketing, business development, and finance. He has also served as an officer in the U.S. Army. Dr. Ahn is a Henry Crown Fellow at the Aspen Institute, founder of the Center for Non-Profit Leadership, a director of TransMolecular, Inc., a privately held biotechnology company focused on neuroncology, and a member of the Board of Trustees for the MEDUNSA (Medical University of South Africa) Trust. Dr. Ahn received a B.A. in History and an M.B.A. in Finance from Chaminade University. He was a graduate fellow in Economics at Essex University, and has a Ph.D. in Business Administration from the University of South Australia.

Mr. Mark J. Alvino became a director in March 2006 initially as a designee of SCO Capital Partners LLC and is a member of the Nominating and Corporate Governance Committee. Mr. Alvino is currently Managing Director for Griffin Securities and has been in this position since May 2007. Mr. Alvino was Managing Director for SCO Financial Group LLC from July 2002 to May 2007. He is currently on the board of directors of MacroChem Corporation. He previously worked at Feinstein Kean Healthcare, an Ogilvy Public Relations Worldwide Company. There he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency's network of offices. Prior to working at FKH, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co.

Directors whose terms are expiring as of the date of the Meeting and will not stand for Reelection

Rosemary Mazanet, M.D. became a director of the Company in May 2006. Dr. Mazanet currently serves as Managing Director of Argenis Capital. She served as Chief Executive Officer of Breakthrough Therapeutics, LLC, a privately held development stage biotechnology company from September 2004 to December 2007. From May 2005 to January 2007 she served as Access’ Acting Chief Executive Officer. From June 1998 to February 2004, Dr. Mazanet served as Chief Scientific Officer and a General Partner of Oracle Partners, L.P., a healthcare investment firm. Dr. Mazanet also serves as an independent director at GTx, Inc (Nasdaq: GTXI), Aksys, Ltd. and is a trustee at the University of Pennsylvania, School of Medicine. Prior to joining Oracle, Dr. Mazanet was the Director of Clinical Research at Amgen, Inc. She has over 20 years experience in the pharmaceutical industry, and was trained as a Medical Oncologist/Hematologist in the Harvard Medical System, and holds an M.D. and Ph.D. from University of Pennsylvania.

Mr. John J. Meakem, Jr. has been one of Access’ directors since 2001. Mr. Meakem is also the chairman of the Nominating and Corporate Governance Committee of the Board and a member of the Audit and Finance Committee of the Board. Mr. Meakem is a private investor with portfolio holdings in innovative companies with a particular focus on healthcare. Most recently Mr. Meakem served as Chairman of the Board, President and Chief Executive Officer of Advanced Polymer Systems, Inc. from 1991 to 2000. Prior to 1991, he was Corporate Executive Vice President of Combe, Inc. and President of Combe North America. Prior to 1970, Mr. Meakem was with Vick Chemical Company, a division of Richardson Merrell Drug Corporation, for ten years as Vice President of Marketing, New Products & Acquisitions.

Executive Officers

David P. Nowotnik, Ph.D. has been Senior Vice President Research and Development since January 2003 and was Vice President Research and Development from 1998. From 1994 until 1998, Dr. Nowotnik had been with Guilford Pharmaceuticals, Inc. in the position of Senior Director, Product Development and was responsible for a team of scientists developing polymeric controlled-release drug delivery systems. From 1988 to 1994 he was with Bristol-Myers Squibb researching and developing technetium radiopharmaceuticals and MRI contrast agents. From 1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Phillip S. Wise has been Access’ Vice President Business Development since June 2006. Mr. Wise was Vice President of Commercial and Business Development for Enhance Pharmaceuticals, Inc. and Ardent Pharmaceuticals, Inc. from 2000 until 2006. Prior to that time he was with Glaxo Wellcome, from 1990 to 2000 in various capacities.

Mr. Stephen B. Thompson has been Vice President since 2000 and Access’ Chief Financial Officer since 1996. From 1990 to 1996, he was Controller and Administration Manager of Access Pharmaceuticals, Inc., a private Texas corporation. Previously, from 1989 to 1990, Mr. Thompson was Controller of Robert E. Woolley, Inc., a hotel real estate company where he was responsible for accounting, finances and investor relations. From 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company, where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe International Corporation.

Officers and Directors

Our directors and executive officers are as follows:

Name	Age	Title
Steven H. Rouhandeh	50	Chairman of the Board
Jeffrey B. Davis	45	Chief Executive Officer, Director
Rosemary Mazanet, M.D., Ph.D.	52	Vice Chairman
Esteban Cvitkovic, M.D.	58	Vice Chairman – Europe
Mark J. Ahn, Ph.D.	45	Director
Mark J. Alvino	40	Director
Stephen B. Howell, M.D.	63	Director
David P. Luci	41	Director
John J. Meakem, Jr.	71	Director
David P. Nowotnik, Ph.D.	59	Senior Vice President Research & Development
Phillip S. Wise	49	Vice President, Business Development & Strategy
Stephen B. Thompson	54	Vice President, Chief Financial Officer, Treasurer, Secretary

Committees of the Board of Directors

The Board established an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board. On February 8, 2007, the Board also established an Executive Committee consisting of Mr. Davis, Mr. Stephen R. Seiler and Dr. Ahn. The committee was dissolved on February 12, 2008.

The Audit and Finance Committee is currently comprised of David P. Luci (chairman) and John J. Meakem, Jr. Mr. Luci is independent under applicable SEC rules relating to Audit Committee member independence. Mr. Meakem is independent under applicable SEC and AMEX rules and regulations. The Board has determined that Mr. Luci, the chairman of the Audit and Finance Committee, is an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit and Finance Committee’s responsibilities and duties are among other things to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls.

The Compensation Committee is currently comprised of Mr. David P. Luci and Dr. Stephen B. Howell. Mr. Luci is a non-employee director under applicable SEC rules and “outside” under Internal Revenue Code Section 162(m). Mr. Luci and Dr. Howell are not independent under applicable AMEX rules and regulations.

The Nominating and Corporate Governance Committee is currently comprised of John J. Meakem, Jr. (chairman), Mark Ahn, PhD and Mark J. Alvino. All committee members are independent under applicable AMEX rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing Access’ corporate governance guidelines.

The table below provides current membership information for each Board committee:

Director	Audit and Finance	Compensation	Nominating and Corporate Governance
Mark J. Ahn, PhD (3)			X
Mark J. Alvino (3)			X
Esteban Cvitkovic, MD (1)
Jeffrey B. Davis (1)
Stephen B. Howell, MD (2)		X
David P. Luci (2)	X*	X*
Rosemary Mazanet, MD, PhD (4)
John J. Meakem, Jr. (1)	X		X*
Steven H. Rouhandeh (2)

____________________

* Chair
     (1) Class I directors: Term as director is expected to expire in 2008, subject to re-election
     (2) Class II directors: Term as director is expected to expire in 2009
     (3) Class III directors: Term as director expires in 2010
     (4) Term as director will expire as of the 2008 annual meeting

Meetings Attendance

     During the 2007 fiscal year, the Board held ten (10) meetings. Each director attended 75 percent or more of the aggregate number of Board meetings and meetings of committees of which he or she was a member that were held during the period of his or her service as a director.

     The Audit and Finance Committee did not hold any meetings during the 2007 fiscal year but the Charirman of the Audit and Finance Committee met with the Company's auditors on a quarterly basis.

     The Compensation Committee did not hold any meetings during the 2007 fiscal year, but the Chairman of the Committee met with management several times during the year.

     The Nominating and Corporate Governance Committee did not hold any meetings during the 2007 fiscal year, but did meet informally on several occassions.

     The Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meeting of stockholders, although it does encourage attendance by the directors. Historically, more than a majority of the directors have attended the annual meeting. With the exception of David P. Luci, all of the directors then in office attended the 2007 annual stockholders meeting.

Compensation of Directors

Each director who is not also an Access employee receives a quarterly fee of $3,000 and $1,000 per quarter per committee (aggregate for all committees) in which he/she is a member. The Chairman of the Board is paid an additional $1,000 per quarter and the Chairman of each of the Audit and Finance and Compensation Committee is paid an additional $500 per quarter. Each director will have $2,000 deducted from his or her fee if the director misses more than one Board meeting, and $1,000 deducted per committee meeting not attended. In addition, Access reimbursed each director, whether an employee or not, the expenses of attending Board and committee meetings. Each non-employee director is also entitled to receive options to purchase 2,500 shares of Common Stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of Common Stock when he/she is first appointed as a director.

Director Compensation Table - 2007

     The table below represents the compensation paid to our outside directors during the year ended December 31, 2007:

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Mark J. Ahn, PhD (2)	16,000	-	2,000	-	18,000
Mark J. Alvino	16,000	-	-	-	16,000
Esteban Cvitkovic, MD (3)	11,000	-	256,000	153,000	420,000
Jeffrey B. Davis	22,000	-	-	-	22,000
Stephen B. Howell, MD (4)	15,000	-	2,000	67,000	84,000
David P. Luci (5)	13,000	-	50,000	-	63,000
Rosemary Mazanet, MD, PhD (6)	12,000	-	330,000	29,000	371,000
John J. Meakem, Jr. (7)	18,000	-	2,000	-	20,000
___________________

(1)
The value listed in the above table represents the fair value of the options recognized as expense under FAS 123R during 2007, including unvested options granted before 2007 and those granted in 2007. Fair value is calculated as of the grant date using a Black-Sholes (“Black-Sholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 10 to our audited financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K.

(2)	Represents expense recognized in 2007 in respect of 25,000 options to purchase shares based on a grant date fair value of $7,592.
(3)
Represents expense recognized in 2007 in respect of 25,000 options to purchase shares based on a grant date fair value of $157,027 and an additional 25,000 options to purchase shares based on a grant date fair value of $99,347. Includes $153,000 Dr. Cvitkovic received for scientific consulting services in 2007.

(4)
Represents expense recognized in 2007 in respect of 25,000 options to purchase shares based on a grant date fair value of $5,581. Includes $67,000 Dr. Howell received for scientific consulting services in 2007.

(5)	Represents expense recognized in 2007 in respect of 25,000 options to purchase shares based on grant date fair value of $65,768.
(6)
Represents expense recognized in 2007 in respect of 50,000 options to purchase shares based on a grant date fair value of $147,737; 200,000 options to purchase shares based on a grant date fair value of $81,464; and an additional 100,000 options to purchase shares based on a grant date fair value of $263,071. Includes $29,000 Dr. Mazanet received for scientific consulting services in 2007.

(7)	Represents expense recognized in 2007 in respect of 25,000 options to purchase shares based on a grant date fair value of $5,581.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2007 about shares of Common Stock outstanding and available for issuance under our equity compensation plans existing as of such date.

			Number of securities
			remaining available
			for future issuance
	Number of securities to	Weighted-average	under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options	outstanding options	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans
approved by security
holders
2005 Equity Incentive Plan	926,386	$1.59	717,328
1995 Stock Awards Plan	162,417	15.53	-
2001 Restricted Stock Plan	-	-	52,818

Equity compensation plans
not approved by security
holders
2007 Special Stock Option Plan	100,000	2.90	350,000
Total	1,188,803	$3.60	1,120,146

Security Ownership of Certain Beneficial Owners and Management

    Based solely upon information made available to Access, the following table sets forth certain information with respect to the beneficial ownership of Access’ Common Stock as of April 21, 2008 by (i) each person who is known by Access to beneficially own more than five percent of Access’ Common Stock; (ii) each of Access’ directors; (iii) each of Access’ named executive officers; and (iv) all Access’ executive officers and directors as a group. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The address of each holder listed below, except as otherwise indicated, is c/o Access Pharmaceuticals, Inc., 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207.

Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	% of Class(20)
Steven H. Rouhandeh(2)	-	*(2)
Jeffery B. Davis (3)	30,820	*(3)
Mark J. Ahn, Ph. D. (4)	25,000	*
Mark J. Alvino (5)	80,525	1.4%
Esteban Cvitkovic, M.D. (6)	50,000	*
Stephen B. Howell, M.D. (7)	50,839	*
David P. Luci (8)	37,500	*
Rosemary Mazanet, M.D., Ph.D.(9)	289,959	4.9%
John J. Meakem, Jr. (10)	53,536	*
David P. Nowotnik, Ph.D. (11)	175,682	3.0%
Phillip S. Wise (12)	100,000	1.8%
Stephen B. Thompson (13)	143,375	2.5%
SCO Capital Partners LLC, SCO Capital Partners LP, and Beach Capital LLC (14)	13,001,870	74.0%
Larry N. Feinberg (15)	2,479,372	31.7%
Lake End Capital LLC (16)	1,623,993	22.6%
Perceptive Life Sciences Master Fund, Ltd. (17)	999,999	15.1%
Midsummer Investment, Ltd. (18)	750,000	11.8%
All Directors and Executive Officers as a group (consisting of 12 persons) (19)	1,037,237	15.7%
* - Less than 1%

(1)
Includes Access’ outstanding shares of Common Stock held plus all shares of Common Stock issuable upon conversion of Series A Preferred Stock, exercise of options, warrants and other rights exercisable within 60 days of April 21, 2008.

(2)
Steven H. Rouhandeh is Chairman of SCO Securities LLC. a wholly-owned subsidiary of SCO Financial Group LLC. His address is c/o SCO Capital Partners LLC, 1285 Avenue of the Americas, 35th Floor, New York, NY 10019. SCO Securities LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 787,796 shares of Access Common Stock, warrants to purchase an aggregate of 5,922,103 shares of Access’ Common Stock and 7,077,100 shares of Common Stock are issuable to them upon conversion of Series A Preferred Stock. Mr. Rouhandeh disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Mr. Rouhandeh is a designated director of SCO Securities LLC.

(3)
Includes 5,820 shares underlying warrants held directly by Mr. Davis and presently exercisable options for the purchase of 25,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan. Mr. Davis is President of SCO Securities LLC, a wholly-owned subsidiary of SCO Financial Group LLC. His address is c/o SCO Capital Partners LLC, 1285 Avenue of the Americas, 35th Floor, New York, NY 10019. SCO Securities LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 787,796 shares of Access Common Stock, warrants to purchase an aggregate of 5,922,103 shares of Access’ Common Stock and 7,077,100 shares of Common Stock are issuable to them upon conversion of Series A Preferred Stock. Mr. Davis disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Mr. Davis is a designated director of SCO Securities LLC.

(4)	Includes presently exercisable options for the purchase of 25,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan.

(5)
Includes 55,525 shares of Common Stock underlying warrants held by Mr. Alvino and presently exercisable options for the purchase of 25,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan.

(6)	Includes presently exercisable options for the purchase of 50,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan.
(7)
Includes presently exercisable options for the purchase of 26,200 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan, 12,917 shares of Access’ Common Stock pursuant to the 1995 Stock Option Plan, and a warrant to purchase 2,000 shares of Access’ Common Stock at an exercise price of $24.80 per share.

(8)
Includes warrants to purchase an aggregate of 4,167 shares of Access’ Common Stock, 8,333 shares of Common Stock are issuable to him upon conversion of Series A Preferred Stock and presently exercisable options for the purchase of 25,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan.

(9)
Includes presently exercisable options for the purchase of 283,959 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan and 6,000 shares of Access’ Common Stock pursuant to the 1995 Stock Option Plan.

(10)
Includes presently exercisable options for the purchase of 31,036 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan and 13,500 shares of Access’ Common Stock pursuant to the 1995 Stock Option Plan.

(11)
Includes presently exercisable options for the purchase of 100,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan and 58,166 shares of Access’ Common Stock pursuant to the 1995 Stock Option Plan.

(12)	Includes presently exercisable options for the purchase of 100,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan.
(13)
Includes presently exercisable options for the purchase of 100,000 shares of Access’ Common Stock pursuant to the 2005 Equity Incentive Plan and 33,844 shares of Access’ Common Stock pursuant to the 1995 Stock Option Plan.

(14)
SCO Capital Partners LLC, SCO Capital Partner LP and Beach Capital LLC's address is 1285 Avenue of the Americas, 35th Floor, New York, NY 10019. SCO Capital Partners LLC and affiliates (SCO Capital Partners LP and Beach Capital LLC) are known to beneficially own an aggregate of 787,796 shares of Access Common Stock, warrants to purchase an aggregate of 5,922,103 shares of Access’ Common Stock and 7,077,100 shares of Common Stock issuable to them upon conversion of Series A Preferred Stock. Each of Mr. Rouhandeh and Mr. Davis are executives with SCO Capital Partners LLC and disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(15)
Larry N. Feinberg is a partner in Oracle Partners, L.P. His address is c/o Oracle Partners, L.P., 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. Oracle Partners, L.P. and affiliates (Oracle Institutional Partners, L.P., Oracle Investment Management, Inc., Sam Oracle Fund, Inc. and Mr. Feinberg) are known to beneficially own an aggregate of 292,823 shares of Access’ Common Stock, warrants to purchase an aggregate of 728,850 shares of Access’ Common Stock and Series A Preferred Stock which may be converted into an aggregate of 1,457,699 shares of Access’ Common Stock.

(16)
Lake End Capital LLC’s address is 1285 Avenue of the Americas, 35th Floor, New York, NY 10019. Lake End Capital LLC is known to beneficially own an aggregate of 67,694 shares of Access Common Stock, warrants to purchase an aggregate of 763,232 shares of Access’ Common Stock and 793,067 shares of Common Stock issuable to them upon conversion of Series A Preferred Stock.

(17)
Perceptive Life Sciences Master Fund, Ltd.’s address is 499 Park Ave., 25th Fl., New York, NY 10022. Perceptive Life Sciences Master Fund is known to beneficially own warrants to purchase an aggregate of 333,333 shares of Access’ Common Stock and Series A Preferred Stock which may be converted into an aggregate of 666,666 shares of Access’ Common Stock.

(18)
Midsummer Investment, Ltd.’s address is 295 Madison Ave., 38th Fl., New York, NY 10017. Midsummer Investment is known to beneficially own warrants to purchase an aggregate of 250,000 shares of Access’ Common Stock and Series A Preferred Stock which may be converted into an aggregate of 500,000 shares of Access’ Common Stock.

(19)	Does not include shares held by SCO Securities LLC and affiliates.
(20)	Unless a holder of Series A Preferred Stock elects otherwise, its ability to convert its Series A Preferred Stock into common stock or to vote on an as-if-converted to common stock basis is restricted to the extent that such conversion would result in the holder owning more than 4.99% of our issued and outstanding common stock or voting together with the common stock on an as-if-converted to common stock basis in respect of more than 4.99% of our issued and outstanding common stock.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Access Pharmaceuticals, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by,

COMPENSATION COMMITTEE
David P. Luci
Stephen B. Howell

COMPENSATION COMMITTEE DISCUSSION ON EXECUTIVE COMPENSATION

The Compensation committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.accesspharma.com under “Investor Relations”.

Executive Summary

     The discussion that follows outlines the compensation awarded to, earned by or paid to the named executive officers of the Company including a review of the principal elements of compensation, the objectives of the Company’s compensation program, what the program is designed to reward and why and how each element of compensation is determined.

     In general, the Company operates in a marketplace where competition for talented executives is significant. Further, the Company is engaged in the long-term development of drug candidates, without the benefit of significant current revenues, and therefore its operations require it to raise capital in order to continue its activities. As such, the Company’s operations include special needs and risks for the Company to address in developing programs that promote long-term performance and retention. The Company’s compensation program for named executive officers consists of cash compensation as base salary, medical, basic life insurance, long term disability, flexible spending accounts, paid time off, and defined contribution 401(k) retirement plans as well as long term equity incentives offered through stock option plans. This program is developed in part by benchmarking against other companies in the biotechnology/pharmaceutical sectors, as well as by the judgment and discretion of our Board.

Overall Objectives of the Executive Compensation Program

The purpose of our compensation plan is to attract, retain and motivate key management employees. It is our philosophy to pay our executives at levels commensurate with both industry levels and individual experience and performance. The biopharmaceutical marketplace is highly competitive and includes companies with far greater resources than ours. Our work involves development of drug candidates over a long period of time and involves a high degree of risk and uncertainty. Continuity of both scientific knowledge and relationships across multi-disciplinary functions are critical success factors to our business. The objectives of our compensation program for named executive officers is to provide competitive cash compensation, competitive health, welfare and 401(k) retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to the long-term performance of the Company. Individual performance is measured against long-term strategic goals, short-term business goals, scientific innovation, regulatory compliance, new business development, development of employees, fostering of teamwork and other Access values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Access and are designed to reward executives for their contributions toward business performance that is designed to build and enhance stockholder value. Throughout the 2007 fiscal year, the Compensation Committee reviewed compensation for comparable organizations in order to establish our total compensation program and to recommend awards under our equity incentive plans.

Base Salary Program

It is our policy to establish salaries at a level approximating the average of the competitive levels in comparable companies in the bio-medical industry and to provide annual salary increases reflective of an executive's performance, level of responsibility and position with the Company.

Compensation of Chief Executive Officer

Access is a party to an employment agreement, with Jeffrey B. Davis, who was named by the Board as Access’ Chief Executive Officer, effective as of December 26, 2007. Mr. Davis agreement was effective January 4, 2008 (the “Effective Date”) and was amended April 9, 2008. Pursuant to the terms of his employment agreement Mr. Davis was paid an annual salary of $335,000 from the Effective Date through March 31, 2008 and is currently paid an annual salary of $240,000 from April 1, 2008. Mr. Davis does not currently have any stock options resulting from his employment with us. Mr. Davis was awarded stock options to purchase 600,000 shares of Common Stock. However, as of the Effective Date and pursuant to the amended employment agreement, Mr. Davis has agreed to forgo any stock options awarded under the terms of the original employment agreement. Mr. Davis is entitled to similar employee benefits as Access’ other executive officers.

  Access was a party to an employment arrangement with Stephen R. Seiler, who was named by the Board as Access’ President and Chief Executive Officer and director, effective as of January 4, 2007 (the "Effective Date") and resigned December 16, 2007. Mr. Seiler was paid an annual salary of $350,000 and was granted stock options to purchase 500,000 shares of Common Stock with an exercise price equal to the closing price of Common Stock on the day preceding the Effective Date. Pursuant to a separation agreement with Mr. Seiler, 100,000 of his options vested on December 16, 2007 and such options shall remain exercisable until March 12, 2010. The stock options were granted under Access’ 2005 Equity Incentive Plan and the 2007 Special Stock Option Plan. Mr. Seiler was entitled to similar employee benefits as Access’ other executive officers.

Access was a party to an employment arrangement with Rosemary Mazanet, Access’ former Acting Chief Executive Officer. Dr. Mazanet reported directly to, and was subject to the direction of, the Board. Dr. Mazanet salary was set at $25,000 monthly. Dr. Mazanet was granted a non-qualified stock option of 6,000 shares of Common Stock, vesting over a six month period.  In November 2005, Dr. Mazanet was also granted 50,000 options under Access’ 2005 Equity Incentive Plan. Of the options granted, 14,000 options vested on grant, the rest vest upon attainment of preset milestones. Dr. Mazanet also received similar employee benefits as Access’ other executive officers, D&O insurance coverage and received a signing bonus of $30,000. The Board granted Dr. Mazanet an additional 200,000 options in 2006. Additionally, Dr. Mazanet was awarded a bonus of $100,000 in April 2007.

Annual Incentive

Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include Company development, performance against objectives, advancement of our research and development programs, commercial operations, product acquisition, and in-licensing and out-licensing agreements. The Compensation Committee does not utilize formalized mathematical formulas, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to be awarded to each executive based on an individual’s targeted incentive payment. The Compensation Committee believes that analysis of our corporate growth requires subjectivity on the part of the Compensation Committee when determining incentive payments. The Compensation Committee believes that specific formulas restrict flexibility. Based on this criteria, for the 2007 fiscal year Mr. Seiler was granted options to purchase 500,000 shares of Common Stock under the 2005 Equity Incentive Plan and the 2007 Special Stock Option Plan. Pursuant to the terms of his separation agreement with us, 100,000 of these options vested and will expire on March 12, 2010.

Stock Option Plans

The Board has adopted and our stockholders have approved our 2005 Equity Incentive Plan and 1995 Stock Awards Plan. The 2005 Equity Incentive Plan currently provides for the issuance of up to a maximum of 1,675,000 shares of our Common Stock to our employees, directors and consultants or any of our subsidiaries. The 1995 Stock Awards Plan provided for the issuance of up to a maximum of 500,000 shares of our Common Stock to our employees, directors and consultants or any of our subsidiaries. A total of 474,044 options were granted under the 1995 Stock Awards Plan before it was terminated. Options granted under both plans may be either incentive stock options or options which do not qualify as incentive stock options. In 2007, the Board adopted the 2007 Special Stock Option Plan and Agreement (the “2007 Plan”). The 2007 Plan provides for the award of options to purchase a maximum of 450,000 shares of our Common Stock.

The stock option plans are administered by a committee of non-employee members of the Board, chosen by the Board, and is currently administered by the Compensation Committee. The Compensation Committee presently is composed of David P. Luci and Stephen B. Howell, MD. The Compensation Committee has the authority to determine those individuals to whom stock options are granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of each option, the terms for payment of the option price and other terms and conditions of each option.

Our non-employee directors, who include certain members of the Compensation Committee, are eligible to receive options under the 2005 Equity Incentive Plan. Each non-employee director is entitled to receive options to purchase 2,500 shares of our Common Stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of Common Stock when he/she is first appointed as a director.

  Access was a party to an employment arrangement with Mr. Seiler. Mr. Seiler was granted stock options to purchase 500,000 shares of Common Stock. Pursuant to a separation agreement with Mr. Seiler, 100,000 of his options vested on December 16, 2007 and such options shall remain exercisable until March 12, 2010. The stock options were granted under Access’ 2005 Equity Incentive Plan and the 2007 Special Stock Option Plan.

Dr. Mazanet received options to purchase 6,000 shares of Common Stock in the 2005 fiscal year under the 1995 Stock Awards Plan and options to purchase 50,000 shares of Common Stock in the 2005 fiscal year under the 2005 Equity Incentive Plan. Dr. Mazanet also received options to purchase 200,000 shares of Common Stock in the 2006 fiscal year under the 2005 Equity Incentive Plan.

We also have a restricted stock plan, the 2001 Restricted Stock Plan under which 80,000 shares of our Common Stock have been reserved for issuance to certain employees, directors, consultants and advisors. The restricted stock granted under the plan generally vests over five years, 25% two years after the grant date with an additional 25% vesting on the next three anniversary dates. All stock is vested after five years. At December 31, 2007 there were 27,182 shares granted and 52,818 shares available for grant under the 2001 Restricted Stock Plan.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is “performance based.” For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, we believe that compensation relating to options granted under the 1995 Stock Awards Plan and 2000 Plan should be excluded from the $1 million limitation calculation. Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

Compensation Committee Interlocks and Insider Participation

Jeffrey B. Davis, our Chief Executive Officer, was the Chairperson of the Compensation Committee in 2007. Mr. Davis became our Chief Executive Officer on December 26, 2007. Mr. Davis is also a director of MacroChem Corporation where he serves on the Compensation Committee. David Luci, a director and member of our Compensation Committee is also the General Counsel and Vice President of Business Development of MacroChem Corporation. No other members of our Compensation Committee serve as members of the Board of Directors or Compensation Committee of any entity that has one or more executive officers servicing as members of our Board of Directors or Compensation Committee.

Conclusion

The Compensation Committee believes these executive compensation policies effectively serve the interests of the stockholders. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board operates under a written charter adopted by the Board in May 2001 and amended and restated by the Board in January 2004 and further amended and restated in June 2006, which charter is available on the Company's website at www.accesspharma.com under the heading “Investor Relations” and is attached to this Proxy Statement as Appendix A. The Audit and Finance Committee presently is composed of two directors, David P. Luci and John J. Meakem, Jr. The Board has determined that each of Messrs. Luci and Meakem is independent under applicable SEC and AMEX rules and regulations. In accordance with its charter, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit and Finance Committee obtained from the Company’s independent registered public accounting firm a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit and Finance Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

The Audit and Finance Committee reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T), as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in written disclosures required by the Independence Standards Board Standard No 1. (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Oversight Board in Rule 3600T, and considered the compatibility of non-audit services with the auditors’ independence.

          Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal control over financial reporting. Whitley Penn LLP (“WP”), the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States, and report on internal control over financial reporting. WP reports to the Audit and Finance Committee as members of the Board and as representatives of the Company's stockholders.

     The Audit and Finance Committee meets with management periodically to consider the adequacy of the Company's internal control over financial reporting and the objectivity of its financial reporting. The Audit and Finance Committee discusses these matters with the appropriate Company financial personnel. In addition, the Audit and Finance Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

Based upon the Audit and Finance Committee's discussion with management and the independent registered public accounting firm, and the Audit and Finance Committee's review of the representation of management, and the report of the independent accountants to the Audit and Finance Committee, the Audit and Finance Committee recommended to the Board that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the 2007 fiscal year for filing with the SEC. The Audit and Finance Committee also recommended the reappointment of the independent registered public accounting firm and the Board concurred with such recommendation.

David P. Luci
John J. Meakem, Jr.

INDEPENDENT AUDITOR FEES

     The following table presents fees for professional audit services rendered by Whitely Penn LLP for the audit of our annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed for other services rendered by such firms during the respective periods.

Types of Fees	2007	2006
Audit Fees (1)	$110,000	$87,000
Audit Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	44,000	-
____________________

(1)
Audit fees for 2007 and 2006 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

(2)	Audit-related fees include professional services related to the audit of our financial statements, such as consultation on accounting standards or transactions.
(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees are for services related to our registration statements on Form S-4, Form SB-2 and Form S-8 and financing transactions.

  All decisions regarding selection of independent registered public accounting firms and approval of accounting services and fees are made by our Audit and Finance Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

     The Audit and Finance Committee selected WP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. WP has served as Access’ independent registered public accounting firm since September 2006. Grant Thornton LLP previously served in such capacity.

Policy on Audit and Finance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

  The Audit and Finance Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Chairman of the Audit and Finance Committee has been delegated the authority by the Audit and Finance Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Chairman of the Audit and Finance Committee approved 100% of the services listed under the preceding captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and each of our other executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2007 and 2006.

Summary Compensation Table

Name and Principal Position (8)	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (2)		Option Awards ($) (3)		All Other Compensation (4)		Total ($)
Stephen R. Seiler (5) Former President and CEO	2007	$350,000		$-		$-		$270,000		$14,840	$634,840
Rosemary Mazanet(5) Former Acting CEO	2007 2006	$8,076 357,385	$	- 100,000	$	- -		$263,071 81,464	$	- 2,594	$271,147 541,443

David P. Nowotnik, Ph.D. Senior Vice President Research and Development	2007 2006	$253,620 253,620		$20,000		$-		$40,732		$12,225 7,152	$265,845 321,504

Phillip S. Wise(7) Vice President, Business Development	2007 2006	$200,000 116,667	$	- 25,000	$	- -	$	- 40,732		$9,876 $ 358	$209,876 182,757

Stephen B. Thompson Vice President, Chief Financial Officer	2007 2006	$154,080 154,080	$	- 20,000	$	- -	$	- 40,732		$7,427 4,508	$161,507 219,320
____________________
(1)	Includes amounts deferred under our 401(k) Plan.
(2)	There were no stock awards grants in 2007 and 2006 and no restricted stock outstanding at December 31, 2007 and 2006.
(3)
The value listed in the above table represents the fair value of the options granted in prior years that was recognized in 2007 and 2006 under FAS 123R. Fair value is calculated as of the grant date using a Black-Sholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 10 to our audited financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K.

(4)
Amounts reported for fiscal years 2007 and 2006 consist of: (i) amounts we contributed to our 401(k) Plan with respect to each named individual, and (ii) amounts we paid for group term life insurance for each named individual.

(5)	Amounts listed in 2007 for Mr. Seiler indicate compensation paid to him in connection with his services as our President and CEO commencing on January 1, 2007 and ending December 16, 2007.
(6)	Amounts listed in 2007 and 2006 for Dr. Mazanet indicate compensation paid to her in connection with her services as our Acting CEO commencing on May 11, 2005 and ending January 4, 2007.
(7)	Phillip S. Wise became our Vice President Business Development June 1, 2006.
(8)	Jeffrey B. Davis became our Chief Executive Officer effective December 26, 2007 and his employment agreement started January 4, 2008.

Outstanding Equity Awards at Fiscal Year-End

   The following table summarizes the aggregate number of option awards held by our named executive officers at December 31, 2007. There were no outstanding stock awards held by such officer at December 31, 2007:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Stephen R. Seiler	100,000	-	-	2.90	03/12/10
Rosemary Mazanet(2	33,333 200,000 48,251 6,000	66,667 - 1,749 -	-	2.90 0.63 5.45 12.50	01/04/17 08/17/16 11/02/15 05/11/15
David P. Nowotnik, Ph.D. (3)	100,000 6,000 5,000 7,000 10,000 10,000 10,000 10,000	- 2,000 - - - - - -	-	0.63 11.60 29.25 10.10 18.65 12.50 10.00 15.00	08/17/16 05/23/15 01/23/14 01/30/13 03/22/12 03/01/10 07/20/09 11/16/08
Phillip S. Wise	100,000	-	-	0.63	08/17/16
Stephen B. Thompson (3)	100,000 3,750 3,000 4,000 6,000 9,000 4,000 4,000	- 1,250 - - - - - -	-	0.63 11.60 29.25 10.10 18.65 12.50 10.00 15.00	08/17/16 05/23/15 01/23/14 01/30/13 03/22/12 03/01/10 07/20/09 06/18/08

____________________

(1)	On December 31, 2007, the closing price of our Common Stock as quoted on the OTC Bulletin Board was $3.25.

(2)
Options listed for Dr. Mazanet include options paid to her in connection with her services as our Acting CEO commencing on May 11, 2005 and ending on January 4, 2007. Dr. Mazanet’s options vest over four years from the grant date. Options to purchase 66,667 shares of common stock will be fully vested in December 2010 and options to purchase 1,749 shares of common stock will be fully vested in October 2009.

(3)	Dr. Nowotnik and Mr. Thompson’s options to purchase shares of common stock will be fully vested in April 2009.

(4)
Jeffrey B. Davis became our Chief Executive Officer effective December 26, 2007 and his employment agreement started January 4, 2008. Mr. Davis does not currently have any stock options resulting feom his employment with us.

Compensation Pursuant to Agreements and Plans

Employment Agreements

President and Chief Executive Officer

  Access is a party to an employment agreement, with Jeffrey B. Davis, who was named by the Board as Access’ Chief Executive Officer, effective as of December 26, 2007. Mr. Davis agreement was effective January 4, 2008 (the “Effective Date”) and was amended April 9, 2008. Pursuant to the terms of his employment agreement Mr. Davis was paid an annual salary of $335,000 from the Effective Date through March 31, 2008 and is currently paid an annual salary of $240,000 from April 1, 2008. Mr. Davis does not currently have any stock options resulting from his employment with us. Mr. Davis was awarded stock options to purchase 600,000 shares of Common Stock. However, as of the Effective Date and pursuant to the amended employment agreement, Mr. Davis has agreed to forgo any stock options awarded under the terms of the original employment agreement. Mr. Davis is entitled to similar employee benefits as Access’ other executive officers.

  Access was a party to an employment arrangement with Stephen R. Seiler, who was named by the Board as Access’ President and Chief Executive Officer and director, effective as of January 4, 2007 (the "Effective Date") and resigned from those positions on December 16, 2007. Mr. Seiler was paid an annual salary of $350,000 and was granted stock options to purchase 500,000 shares of Common Stock with an exercise price equal to the closing price of Common Stock on the day preceding the Effective Date. Pursuant to a separation agreement with Mr. Seiler, 100,000 of his options vested on December 16, 2007 and such options shall remain exercisable until March 12, 2010. The stock options were granted under Access’ 2005 Equity Incentive Plan and the 2007 Special Stock Option Plan. Mr. Seiler was entitled to similar employee benefits as Access’ other executive officers.

  Access was a party to an employment arrangement with Rosemary Mazanet, Access’ former Acting Chief Executive Officer. Dr. Mazanet reported directly to, and was subject to the direction of, the Board. Dr. Mazanet salary was set at $25,000 monthly. Dr. Mazanet was granted a non-qualified stock option of 6,000 shares of Common Stock, vesting over a six month period.  In November 2005, Dr. Mazanet was also granted 50,000 options under Access’ 2005 Equity Incentive Plan. Of the options granted, 14,000 options vested on grant, the rest vest upon attainment of preset milestones. Dr. Mazanet also received similar employee benefits as Access’ other executive officers, D&O insurance coverage and received a signing bonus of $30,000. The Board granted Dr. Mazanet an additional 200,000 options in 2006. Additionally, Dr. Mazanet was awarded a bonus of $100,000 in April 2007.

Senior Vice President

  Access is a party to an employment agreement with David P. Nowotnik, Ph.D., Access’ Senior Vice President, Research and Development, which renews automatically for successive one-year periods, with the current term extending until November 16, 2007. Under this agreement, Dr. Nowotnik is currently entitled to receive an annual base salary of $253,620, subject to adjustment by the Board. Dr. Nowotnik is eligible to participate in all of Access’ employee benefit programs available to executives. Dr. Nowotnik is also eligible to receive:

•	a bonus payable in cash and Common Stock related to the attainment of reasonable performance goals specified by the Board;
•	stock options at the discretion of the Board;
•	long-term disability insurance to provide compensation equal to at least $60,000 annually; and
•	term life insurance coverage of $254,000.

  Dr. Nowotnik is entitled to certain severance benefits in the event that Access terminates his employment without cause or if Dr. Nowotnik terminates his employment following a change of control. In the event that Access terminates the employment agreement for any reason, other than for cause, Dr. Nowotnik will receive his salary for six months. Access will also continue benefits for such period. In the event that Dr. Nowotnik's employment is terminated within six months following a change in control or by Dr. Nowotnik upon the occurrence of certain events following a change in control, Dr. Nowotnik will receive twelve months salary and his stock options will become immediately exercisable. Access will also continue payment of benefits for such period.

Vice President – Chief Financial Officer

  Access is party to an employment agreement with Stephen B. Thompson, Access’ Vice President and Chief Financial Officer, which renews automatically for successive one-year periods. Mr. Thompson is entitled to an annual base salary of $154,080, subject to adjustment by the Board. The employment agreement also grants Mr. Thompson similar employee benefits as Access’ other executive officers. Mr. Thompson is also eligible to receive:

•	a bonus payable in cash and Common Stock related to the attainment of reasonable performance goals specified by the Board;
•	stock options at the discretion of the Board;
•	long-term disability insurance to provide compensation equal to at least $90,000 annually; and
•	term life insurance coverage of $155,000.

  Mr. Thompson is entitled to certain severance benefits in the event that Access terminates his employment without cause or if Mr. Thompson terminates his employment following a change of control. In the event that Access terminates the employment agreement for any reason, other than cause, Mr. Thompson will receive salary for six months. Access will also continue benefits for such period. In the event that Mr. Thompson's employment is terminated within six months following a change of control or by Mr. Thompson upon the occurrence of certain events following a change in control, Mr. Thompson will receive twelve months salary and his stock options will become immediately exercisable. Access will also continue payment of benefits for such period.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2007 fiscal year or written representations from our directors and executive officers, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2007 fiscal year or in prior years, except for Esteban Cvitkovic and David P. Luci who each filed one late Form 4, reporting one transaction.

Certain Relationships and Related Transactions

On occasion we may engage in certain related party transactions. Our policy is that all related party transactions are reviewed and approved by the Board of Directors or Audit Committee prior to the Company entering into any related party transactions.

On February 12, 2008, the Board of Directors of the Company elected Steven H. Rouhandeh as director and Chairman of the Board effective as of March 4, 2008.

David P. Luci, one of our directors, participated in the February 2008 sale of our preferred stock. Mr. Luci purchased 2.5 preferred shares for $25,000 and warrants to purchase 4,167 shares of our common stock.

Dr. Esteban Cvitkovic, one of our directors, also serves as a consultant as Senior Director, Oncology Clinical Research & Development to the Company since August 2007. Dr. Cvitkovic currently receives $20,000 per month plus $2,500 for office expenses. During 2007 Dr. Cvitkovic received $153,000. Dr. Cvitkovic received warrants to purchase 25,000 shares of our Common Stock at $4.35 per share with 12,500 options immediately in August 2007 and 12,500 options will vest in March 2008 based on the completion of certain defined tasks.

In the event SCO Capital Partners LLC (“SCO”) and its affiliates were to convert all of their shares of Series A Preferred Stock and exercise all of their warrants, they would own approximately 69.8% of the voting securities of Access. During 2007 SCO and affiliates were paid $240,000 in placement agent fees relating to the issuance of preferred stock and 100,000 warrants to purchase our common stock. SCO and affiliates also were paid $150,000 in investor relations fees in 2007. During 2006 SCO and affiliates were paid $415,000 in fees relating to the issuance of convertible notes and were paid $131,000 in investor relations fees.

  On November 7, 2007, we entered into securities purchase agreements (the “Purchase Agreements”) with accredited investors whereby we agreed to sell 954.0001 shares of a newly created series of our preferred stock, designated “Series A Cumulative Convertible Preferred Stock”, par value $0.01 per share, for an issue price of $10,000 per share, (the “Series A Preferred Stock”) and agreed to issue warrants to purchase 1,589,999 shares of our common stock at an exercise price of $3.50 per share, for an aggregate purchase price for the Series A Preferred Stock and Warrants of $9,540,001. The shares of Series A Preferred Stock are convertible into common stock at the initial conversion price of $3.00 per share.

On November 7, 2007, as a condition to closing our sale of Series A Preferred Stock, SCO Capital Partners LLC and affiliates, along with the other holders of an aggregate of $6,000,000 Secured Convertible Notes, also exchanged their notes and accrued interest for an additional 1,836.0512 shares of Series A Preferred Stock and were issued warrants to purchase 1,122,031 shares of our common stock at an exercise price of $3.50 per share, and Oracle Partners LP and affiliates, along with the other holders of an aggregate of $4,015,000 Convertible Notes also exchanged their notes and accrued interest for 437.3104 shares of the Series A Preferred Stock and were issued warrants to purchase 728,850 shares of our common stock at an exercise price of $3.50 per share.  SCO Capital Partners LLC currently has two designees serving on our Board of Directors.  In connection with the exchange of the notes, all security interests and liens relating thereto were terminated.

On November 7, 2007, as a condition to closing our sale of Series A Preferred Stock, we entered into an Investor Rights Agreement with each of the investors purchasing shares of Series A Preferred Stock and our Board of Directors approved with respect to the shareholder rights plan any action necessary under our shareholder rights plan to accommodate the issuance of the Series A Preferred Stock and warrants without triggering the applicability of the shareholder rights plan. In addition, we entered into an Investor Rights Agreement with the holders of Series A Preferred Stock. The Investor Rights Agreement grants certain registration and other rights to each of the investors.

In connection with the sale and issuance of Series A Preferred Stock and warrants, we entered into a Director Designation Agreement whereby we agreed to continue SCO’s right to designate two individuals to serve on the Board of Directors of Access.

Lake End Capital LLC is known to beneficially own warrants to purchase an aggregate of 1,195,717 shares of Access’ Common Stock and Series A Preferred Stock which may be converted into an aggregate of 793,067 shares of Access’ Common Stock. Lake End Capital LLC and Mr. Davis are known to beneficially own warrants and options to purchase an aggregate of 1,832,357 shares of Access’ Common Stock and 793,067 shares of Common Stock issuable upon conversion of Series A Preferred Stock. Jeffrey B. Davis, in his capacity as managing member of Lake End Capital LLC, has the power to direct the vote and disposition of the shares owned by Lake End Capital LLC. Mr. Davis is President of SCO Securities LLC, a wholly-owned subsidiary of SCO Financial Group LLC.

Dr. Howell, one of our directors, also serves as a scientific consultant to the Company pursuant to a consulting agreement that provides for a minimum of two days consulting during 2007 at a rate of $5,880 per month plus expenses. Dr. Howell received warrants to purchase 2,000 shares of our Common Stock at $24.80 per share that can be exercised until January 1, 2009; and warrants to purchase 3,000 shares of our Common Stock at $15.00 per share that can be exercised until January 1, 2008. During 2006, Dr. Howell was paid $69,000 in consulting fees; during 2005, Dr. Howell was paid $79,000 in consulting fees; and during 2004 Dr. Howell was paid $58,000 in consulting fees. Dr. Howell’s agreement with us expired March 1, 2008.

On January 20, 2006, Board approved the payment of a fee of $140,000 to J. Michael Flinn, our former Chairman of the Board, for services as Chairman of the Board for fiscal 2005. The $140,000 fee was paid on the completion of a financing. The Board also approved the grant of options to purchase 20,000 shares of Common Stock at an exercise price of $3.15 per share to J. Michael Flinn for services as Chairman of the Board. In May 2006, the Board also approved the payment of a fee of $43,333 to Mr. Flinn for services as Chairman of the Board for 2006. The Board also approved the grant of options to purchase 4,836 shares of Common Stock at an exercise price of $3.15 per share to Messrs. Duty and Meakem, members of the then existing Merger and Acquisitions Committee of the Board, for services in connection therewith. The Board also approved the grant of options to purchase 1,200 shares of Common Stock at an exercise price of $3.15 per share to each member of the Board, for services as members of the Board.

In August 2006, the Board approved the grant of options to purchase 25,000 shares of Common Stock at an exercise price of $0.63 per share to each member of the Board.

On October 12, 2000, the Board authorized a restricted stock purchase program. Under the program, our executive officers were given the opportunity to purchase shares of Common Stock in an individually designated amount per participant determined by our Compensation Committee. A total of 36,000 shares were purchased by such officers at $27.50 per share, the fair market value of the Common Stock on October 12, 2000, for an aggregate consideration of $990,000. The purchase price was paid through the participant’s delivery of a 50%-recourse promissory note payable to us. Each note bears interest at 5.87% compounded semi-annually and has a maximum term of ten years. The notes are secured by a pledge to us of the purchased shares. We recorded the notes receivable of $990,000 from participants in this program as a reduction of equity in the Consolidated Balance Sheet. As of December 31, 2007, principal and interest on the notes was: Mr. Gray - $857,000; Dr. Nowotnik - $428,000; and Mr. Thompson - $257,000. In accordance with the Sarbanes-Oxley Act of 2002, we no longer make loans to our executive officers.

PROPOSAL 2

PROPOSED AMENDMENT OF THE COMPANY'S CHARTER

  On December 18, 2007, in connection with the most recent closing of the sale of Series A Preferred Stock, the Board of Directors approved and directed that the shareholders consider an amendment to the company's corporate charter that would amend the Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock, referred to as the Certificate of Designation, to (i) expand the actions requiring the approval of the holders of at least 66% of the shares of Series A Preferred Stock at the time outstanding and (ii) to amend the rights of the holders of Series A Preferred Stock so that a mandatory conversion of the Series A Preferred Stock into Common Stock could not occur without the approval of the holders of a majority of the shares of Series A Preferred Stock at the time outstanding. If approved, the amendment will become effective upon the filing of the Certificate of Amendment to the Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock to the company's charter with the Secretary of State of the State of Delaware, which filing is expected to take place shortly after the annual meeting. The Board of Directors believes that the charter amendment is in the best interest of the company and all of its shareholders. In connection with the sale of Series A Preferred Stock, the Company agreed to use its best efforts to obtain stockholder approval for the Series A Certificate of Amendment and to cause the amendments to the Certificate of Designation to become effective, in each case, as promptly as practicable.

  Except as set forth below, the relative rights of the holders of the Company's Series A Preferred Stock and Common Stock under the Company's charter would remain unchanged. Section 4(h) of the Certificate of Designations of the Company's charter, as amended by the charter amendment, is removed and re-numbered 4(j) and the following new Sections 4(h) and 4(i) are inserted after the existing Section 4(g) and are set forth below. The remainder of Section 4 will remain unchanged.

“(h) any Change of Control or any liquidation, winding up or dissolution of the Corporation or any subsidiary thereof, whether in one transaction or a series of transactions, or adoption of any plan for the same;

(i) in a transaction or series of related transactions involving aggregate potential consideration in excess of $20 million, any sale, transfer, license, sublicense, encumbrance or other disposition of any of the Corporation’s intellectual property, including, without limitation, patents, trademarks, service marks, copyrights, trade secrets, technologies, compounds and trade names, whether owned outright by the Corporation or licensed from another person or entity, whether in registered or unregistered form, and whether or not an application for registration has been filed; or”

  Section 5(b) of the Certificate of Designations of the Company's charter, as amended by the charter amendment, is modified to replace the first sentence of Section 5(b) as set forth below. The remainder of Section 5 will remain unchanged.

“(b)  Mandatory Conversion. With the prior written consent of holders of not less than a majority of the Series A Preferred Stock at such time outstanding, if a Conversion Triggering Event (as defined below) has occurred, and provided that the Corporation has delivered a written notice to the holders of the Series A Preferred Stock (the “Notice”) that the Corporation intends to convert all of the outstanding Series A Preferred Stock into Common Stock, then, subject to the limitations set forth in Section 5(i) hereof, as of the date that is sixty-five days following the date that such Notice is given (the “Mandatory Conversion Date”), the Series A Preferred Stock shall be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Series A Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the applicable Conversion Value (as hereinafter defined) then in effect for such Series A Preferred Stock (the “Mandatory Conversion”).

  The Board of Directors believes that it is in the best interest of the Company that all of its shareholders approve the charter amendment because it would give the Company the added flexibility to issue additional shares of our Series A Preferred Stock and because we agreed to seek such approval of this amendment from stockholders when we entered into the most recent sale of our Series A Preferred Stock.

  Without this amendment, investors may be unwilling to buy shares of our Series A Preferred Stock if they are not afforded these protections which will prohibit certain major corporate actions or conversion of their shares into Common Stock without their prior approval. Holders of Common Stock do not have any of these rights and will not receive any of these rights as a result of the amendment.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF DESIGNATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF DESIGNATION.

  Proposal 2 will be approved upon the affirmative vote of a majority in interest of the outstanding shares of Common Stock and Preferred Stock voting together.

PROPOSAL 3

PROPOSED AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

  The Board has authorized, subject to stockholder approval, an increase in the number of shares available under the Company’s 2005 Equity Incentive Plan (the “Plan”) from 1,675,000 to 3,150,000, such number representing approximately 56.1% of the current number of issued and outstanding shares of Common Stock and 18.2% of the number of issued and outstanding shares of the Common Stock assuming the conversion of all currently outstanding Preferred Stock pursuant to their current terms of conversion. The Plan is a successor plan to the Company’s 1995 Stock Option Plan under which the Company could have granted a total of 500,000 options through December 31, 2005.

   Purpose.   The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and directors of and advisers and consultants to the Company. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees, directors, advisers and consultants through grants of stock options.

Administration.   The Plan is administered by the Compensation Committee. The Compensation Committee presently is composed of Jeffrey B. Davis, David P. Luci  and Stephen B. Howell, MD. Subject to the provisions of the Plan, the Compensation Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Compensation Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder. The Compensation Committee approved the 2007 Special Stock Option Plan and the grant of 450,000 options to Mr. Seiler, the Company’s former President and Chief Executive Officer.

Eligibility.   Awards may be granted to persons who are employees of the Company whether or not officers or members of the Board and directors of or advisers or consultants to the Company or of any of the Company’s subsidiaries.  No election by any such person is required to participate in the Plan.

Shares Subject to the Plan.   The shares issued or to be issued under the Plan are shares of Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. Currently, no more than 1,675,000 shares may be issued under the Plan. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.

Stock Options.   The Compensation Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Compensation Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price of any incentive stock option shall not be less than the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock on the OTC Bulletin Board on April 7, 2008 was $1.70 per share.

Payment for shares purchased upon exercise of an option must be made in full in cash or check, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of the Common Stock, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended.

Notwithstanding any other provision of the Plan, each non-employee director is also entitled to receive options to purchase 2,500 shares of Common Stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of Common Stock when he or she is first appointed as a director.

Tax Considerations.   The following is a brief and general discussion of the federal income tax rules applicable to awards under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.

Any tax deductions the Company may be entitled to in connection with awards under the Plan may be limited by the $1 million limitation under Section 162(m) of the Code on compensation paid to any of our chief executive officer or other named officers. This limitation is further discussed in the Compensation Committee Discussion on Executive Compensation.

For purposes of this summary, we have assumed that no award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a non-qualified stock option with an exercise price which is less than the market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of these tax rules, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

In all cases, recipients of awards should consult their tax advisors regarding the tax treatment of any awards received by them.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

  Proposal 3 will be approved upon the affirmative vote of a majority in interest of shares of Common Stock and Preferred Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Whitley Penn LLP, independent registered public accounting firm, has been the independent registered public accounting firm of the Company since September 2006. The Board has recommended that the stockholders ratify the reappointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the current year.

A representative of Whitley Penn LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE RATIFICATION OF WHITLEY PENN LLP. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

RATIFICATION BY STOCKHOLDERS IS NOT REQUIRED. IF PROPOSAL 4 IS NOT APPROVED BY THE STOCKHOLDERS, THE BOARD DOES NOT PLAN TO CHANGE THE APPOINTMENT FOR FISCAL YEAR 2008 BUT WILL CONSIDER SUCH VOTE IN SELECTING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

    Proposal 4 will be approved upon the affirmative vote of a majority in interest of shares of Common Stock and Preferred Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

PROPOSAL 5

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for consideration at the Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this Proxy Statement should properly come before the Meeting; (ii) a person not named herein is nominated at the Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Certificate of Incorporation and Bylaws, should come before the Meeting; or (iv) any matters should arise incident to the conduct of the Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

The 2009 annual meeting of stockholders is expected to be held on or about May 13, 2009. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC. We must receive such proposals no later than December 12, 2008 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, and no later than March 13, 2009 for all other proposals.

  FORM 10-K

        Our Annual Report on Form 10-K for the 2007 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 and is also available on our website at http://www.accesspharma.com under the heading “Investor Relations”.

FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company’s Form 10-K for the 2007 fiscal year end which accompany this Proxy Statement and are incorporated herein by reference.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO ACCESS PHARMACEUTICALS, INC, c/o AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

By Order of the Board,

                                /s/ Jeffrey B. Davis
Jeffrey B. Davis
Chief Executive Officer

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 21, 2008, and revoking any proxy heretofore given, hereby appoints each of Jeffrey B. Davis and Stephen B. Thompson, or either of them, Proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of Common Stock and Preferred Stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held Wednesday, May 21, 2007 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022, (212) 705-7000, or any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR each Director nominee listed in Proposal 1, and FOR Proposals 2, 3 and 4.

In their discretion, the named Proxies are authorized to vote on any other matters which may properly come before the Meeting or any postponement or adjournment thereof as set forth in the Proxy Statement.

(continued and to be signed on the reverse side)

The Board Recommends a vote “For” the election of Directors listed in Proposal 1, and “For” Proposals 2, 3 and 4.  Please sign, date and return this Proxy promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. ☒

1.	Election of Directors:

[   ]           FOR ALL NOMINEES                                                                Nominees:                         ____           Jeffrey B. Davis
Class 1 – 3 Year Term
            ____           Esteban Cvitkovic, MD

[   ]           WITHHOLD AUTHORITY
FOR	ALL NOMINEES

[   ]           FOR ALL NOMINEES EXCEPT
(see	instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

2.	Proposal to consider and act upon a proposal to amend
the Company’s Certificate of Incorporation to make
certain changes to the terms of the Company’s                                                                              FOR            AGAINST        ABSTAIN
    outstanding Series of Preferred Stock.                                                                                         [     ]                   [     ]                      [     ]

3.      Proposal to amend our 2005 Equity Incentive Plan,
to increase the number of shares authorized                                                                                   FOR            AGAINST          ABSTAIN
for issuance.                                                                                                     [     ]                   [     ]                      [     ]

4.      Proposal to ratify the appointment
of Whitley Penn LLP as our independent
registered public accounting firm                                                                                      FOR            AGAINST           ABSTAIN
for the fiscal year ending December 31, 2008.                                                                                  [     ]                   [     ]                    [     ]

5.      To consider and act upon any other matters which
may properly come before the Meeting or any
postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such Proxy. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Company at the address appearing on the attached envelope or via telecopy at (718) 234-2287.

Shares Held: ___________ Common Stock;  _____________ Preferred Stock

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE MEETING.

Signature
	Date	Signature if held jointly	Date

NOTE:
Please sign exactly as name or names appear on this Proxy. When shares are held jointly each holder must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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